EXHIBIT 99.1

[WYNDHAM LOGO]

WYNDHAM INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2003 EARNINGS

Company Meets Original Guidance for Second Quarter

Posting EBITDA of $76.1 Million

Results Summary: Wyndham International, Inc. met its original guidance for second quarter 2003, posting EBITDA*, as adjusted, of $76.1 million, before adjusting for assets sold. The Company’s comparable owned and leased properties that are Wyndham-branded and -operated continue to outperform non-Wyndham-branded properties, posting a RevPAR of $86.82. Wyndham-branded comparable owned and leased properties for the second quarter had a RevPAR penetration index of 107.2 percent, an increase of 180 basis points year-over-year. The Company had a net loss of $91.5 million for the second quarter. After the effect of the preferred dividend, the resulting net loss per share was $0.77 on a fully diluted basis. Despite the challenges of the current economic market, Wyndham continued to improve its occupancy levels and grow market share. During the second quarter, Wyndham continued to sell non-strategic assets to reduce debt while growing the Wyndham brand through new management and franchise agreements.

DALLAS (Aug. 5, 2003) – Wyndham International, Inc. (AMEX:WBR) today reported results for the second quarter ended June 30, 2003.

“The operating strategy we put in place two years ago has continued to generate positive and consistent results for our Company,” stated Fred J. Kleisner, Wyndham International’s chairman and chief executive officer. “Each quarter Wyndham has experienced progressive improvement in our market share, and for the third and fourth quarters 2003, we have implemented market-by-market plans focused on increasing our ADR as we continue to monitor change in the economy.”

Company Performance:

On an actual basis, earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $76.1 million for the three months ending June 30, 2003, consistent with the original guidance, before adjusting for assets sold, of $75.0 million to $80.0 million. On a pro forma basis, EBITDA, as adjusted, was $70.0 million compared to $84.8 million for the same quarter last year. Wyndham reported a net loss of $91.5 million and a pro forma net loss of $27.8 million for the second quarter, versus a $41.4 million net loss and a $43.2 million pro forma net loss for the same period in 2002. After the effect of the Company’s preferred dividend, this resulted in a net loss of $0.77 per share on a fully diluted basis. The net loss on a pro forma basis was $0.39 per share.

Total Company comparable owned and leased revenue per available room (RevPAR), including non-proprietary assets, was $75.79, a decline of 5.4 percent versus the same period in 2002. This decline was comprised of a 0.5 percentage point increase in occupancy and a 6.0 percent decline in average daily rate (ADR).

Brand Performance:

Leading the Company’s performance, the Wyndham Hotels & Resorts brand for comparable owned and leased properties posted a RevPAR decline of 3.6 percent compared to the prior year. The decline is comprised of a 2.0 percentage point increase in occupancy and a 6.2 percent decline in ADR. The performance of the comparable Wyndham-branded owned and leased properties continues to outperform its non-Wyndham branded properties, posting a RevPAR of $86.82, a decline of 4.1 percent versus the second quarter 2002. The results are comprised of a 2.2 percentage point increase in occupancy and a 6.8 percent decline in ADR. Wyndham-branded owned and leased properties ended the quarter with a RevPAR penetration index of 107.2 percent, a 180 basis point improvement over the same period last year.

Kleisner commented, “The Wyndham brand’s market share gains have been driven by growth in the occupancy index which has captured more business. While this has diluted our ADR, the business adds incremental revenue and EBITDA. As a sustained recovery occurs in the lodging industry, we intend to further gain market share by growing our rate penetration on this expanded occupancy base.”

Financial Highlights:

At the end of the second quarter, liquidity was approximately $200.0 million. The Company defines liquidity as revolver availability, plus cash in our overnight investment account. Wyndham continues to maintain solid liquidity and will continue to manage cash very tightly while making prudent spending decisions given the nation’s current economic conditions.

Before giving effect to the permanent revolver reduction associated with the amendment treatment of asset sales and refinancings, liquidity would be $256 million as compared to $273 million reported for the first quarter. The reduction is due primarily to the payment of fees related to completing the credit facility amendment and the Lehman and Bear Stearns mortgage pool refinancings, which allowed Wyndham to push out all significant 2003 and 2004 loan maturities to 2006 and beyond.

The Company’s total debt was approximately $2.76 billion as of June 30, 2003. The breakdown of the debt at quarter-end was as follows: Revolver $168.7 million; IRL’s $389.5 million; Term Loans $1.09 billion; and Mortgage and Other Indebtedness $1.11 billion.

On May 29, 2003, Wyndham successfully amended its senior corporate credit facilities with a consortium of lenders led by J.P. Morgan Chase, as administrative agent. Pursuant to the terms of the amendments, the maturity date of Wyndham’s increasing rate loans (IRL’s) and revolving credit facility, which were scheduled to mature on June 30, 2004, were extended to April 1, 2006, for the consenting lenders, upon satisfaction of certain conditions. The extensions are subject to the refinancing of the

Lehman I mortgage pool and the pay down of the corporate credit facility over a nine month period by approximately $194 million.

On June 11, 2003, Wyndham completed a $425 million mortgage refinancing secured by 19 hotel properties, which refinanced the Lehman I and Bear Stearns mortgage pools. The loan was made by affiliates of Lehman Brothers. The new loan has an initial maturity date of June 9, 2005, and Wyndham, in its sole discretion, may extend the maturity date to July 8, 2008. The refinancing satisfied approximately 65 percent of the pay down required to achieve the maturity extensions under the senior credit facilities amendment. This leaves Wyndham with two property mortgages maturing in 2004 totaling $62.3 million. The Company is confident in its ability to refinance or extend the remaining 2004 maturities.

Kleisner added, “The senior credit facilities amendment and the mortgage refinancing were very significant achievements for Wyndham as we can now focus our efforts on running our business without any significant debt maturities due until 2006. This, coupled with our continued focus on operational initiatives, positions us to take full advantage of the economic recovery when it occurs.”

Operating Strategy:

Wyndham’s operating strategy is to gain market share and operate efficiently in order to maximize revenues while containing expenses at the property and corporate level as well as building its brand loyal customer base through Wyndham ByRequest®. Since March 2001, Wyndham has aggressively managed its expenses to preserve EBITDA without sacrificing its personalized guest experience, allowing the Company to minimize the negative impact on operating margins. For Wyndham-branded owned and leased assets, operating margins were 190 basis points behind last year, out-performing the industry. Wyndham will remain nimble to react to changes in the hospitality industry to position itself to make necessary adjustments to its business plan in order to continue to generate positive cash flow and maintain a financially sound company.

Wyndham was quick to implement property-by-property war plans to off-set the effects of Operation Iraqi Freedom. These cost-saving programs will remain in place until the Company sees a sustained recovery in the lodging sector.

Dispositions and Development:

Wyndham remains committed to its business plan focused on growing the Wyndham brand, through new franchise and management agreements, as well as to dispose of all non-strategic assets.

In May, the Company sold the 216-room Bourbon Orleans – A Wyndham Historic Hotel in New Orleans. Pursuant to the 20-year management agreement signed by the hotel’s new owners, the Bourbon Orleans remains in the Wyndham brand portfolio. Also, Wyndham recently sold the 182-room Mayfair – A Wyndham Historic Hotel in St. Louis to Roberts Mayfair Hotel, LLC, a partnership led by St. Louis businessmen Michael V. Roberts and Steven C. Roberts. The Mayfair remains in the Wyndham-branded portfolio through a 10-year management agreement with the new owners. The sale marks Wyndham’s first African American owner alliance. In addition, Wyndham has a hotel under contract which is expected to close by Aug. 15, 2003.

“Since the beginning of the 2003, Wyndham has sold or has under contract to sell 13 hotel assets and two non-hotel assets for gross proceeds of approximately $136 million. Upon completion of the August asset sale, Wyndham will have 33 non-strategic assets remaining to be sold,” added Kleisner. “Our disposition pipeline remains strong as buyers move from valuations based on trailing 12-month EBITDA numbers to valuations based on a percentage of replacement cost.”

Through the acquisition of management and franchise agreements, Wyndham has pursued its business development plan despite the challenging economic environment. Recently, Wyndham, the largest hotel brand in the Caribbean, agreed to enter into a 10-year strategic alliance agreement with Viva Resorts and their seven properties in the Bahamas, Mexico and the Dominican Republic. Under the agreement, as of Dec. 1, 2003, the properties will be re-branded and incorporated into the Wyndham portfolio as Viva Wyndham Resorts. The properties will offer all-inclusive packages and will include Wyndham brand standards and numerous upscale amenities. Guests of Viva Wyndham Resorts will also enjoy the brand’s guest recognition program, Wyndham ByRequest.

In the second quarter 2003, Wyndham converted two owned assets to long-term management agreements and the Company converted 15 Summerfield Suites by Wyndham and 12 Wyndham Hotels and Wyndham Garden Hotels properties, previously leased with Hospitality Properties Trust (HPT), to franchise relationships. On June 1, the 530-room Crowne Plaza in Phoenix became the Wyndham Phoenix under a new franchise agreement with the property’s owners. The hotel is currently undergoing a $6 million renovation.

Wyndham Brand:

Wyndham ByRequest, the program driver that defines the brand and builds customer loyalty, continued to yield Wyndham strong operating performance and gains in market share each month during the second quarter 2003. ByRequest members contributed 15 to 20 percent of the room revenue for the second quarter. In markets that cater to business travelers (e.g. Los Angeles, Atlanta, Chicago and Washington, D.C.), Wyndham ByRequest members account for more than 30 percent of the properties’ room revenue.

The Wyndham ByRequest free long distance offer continues to be a compelling point of differentiation to business travelers as well as a powerful booking tool with corporate travel accounts. With over 1.5 million active members to date, the program is well on its way to meeting the year-end goal of 1.7 million members.

Reservations at the Company’s central reservations office (CRO) was up 25 percent year-over-year and net CRO reservations (i.e. voice, GDS, Internet) were up 24 percent, surpassing pre-conflict levels. Wyndham’s year-over-year growth in GDS reservations was up 4.2 percent in the second quarter – the first time this has happened since the downturn in the economy began in March 2001. Wyndham.com, the brand’s proprietary website, continues to experience record bookings with online reservations up 92 percent year-over-year. More importantly, room rates for these online bookings have increased by approximately $11.00 year-over-year. Wyndham continues to aggressively manage the online market place in order to ensure proper price positioning of its room inventory.

Building off of Wyndham’s strong Caribbean performance this summer as well as the increase in family travel, Wyndham extended its popular SpongeBob SquarePants™ Splash Parties through Dec. 31, 2003. The package continues to receive great media exposure, including a recent spot on NBC’s “Weekend Today.”

Finally, Wyndham has emerged as a leader in the hospitality industry for its minority outreach and inclusiveness efforts. Recognized for its commitment to diversity, its creation of a diverse workforce, and its impressive list of diversity-focused initiatives, Wyndham was honored in leading diversity ranking lists, including #12 on Fortune magazine’s list of the 50 Best Companies for Minorities – the highest ranking for a hotel company; #2 on the NAACP’s list of Top Hotel Companies; #1 company on DiversityInc.’s Top 10 Companies for Latinos list and the #3 company on its Top 10 Companies for African-Americans list; and FraserNet, the #1 network for black professionals worldwide, presented Wyndham with the Corporate Collaborative Excellence Award at its annual PowerNetworking Conference.

Future Guidance:

For the full year 2003, Wyndham expects EBITDA to be in the range of $285.0 to $295.0 million, representing anticipated results for the Company’s continuing portfolio, excluding assets sold to date and consistent with Wyndham’s original full year guidance. Full year 2003 RevPAR is estimated to be negative 1.0 to 3.0 percent versus full year 2002.

About Wyndham International:

Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations through proprietary lodging brands and a management services division. Based in Dallas, Wyndham owns, leases, manages and franchises hotels and resorts in the United States, Canada, Mexico, the Caribbean and Europe. For more information, visit www.wyndham.com. For reservations, call 800-WYNDHAM.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The company’s results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham’s ability to effect sales of assets on favorable terms and conditions and the ability to negotiate and execute definitive sale agreements; Wyndham’s ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; risks associated with debt financing; travelers’ fears of exposure to contagious diseases; the impact of terrorists’ activity, threats of terrorist activity, war and responses thereto on the economy in general and the travel and hotel industries in particular; and other risks and uncertainties set forth in the company’s annual, quarterly and current reports, and proxy statements.

# # #

*	EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company believes that this metric is useful to investors and management as a measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness and because such metric can be used to measure the Company’s ability to service debt and fund capital expenditures. EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States (GAAP) and such metric should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

Analyst Inquiries:	Media Inquiries:
Elizabeth Williams	Darcie M. Brossart
(214) 863-1389	(214) 863-1335
ewilliams@wyndham.com	dbrossart@wyndham.com

WYNDHAM INTERNATIONAL, INC.

2003 OPERATING STATISTICS BY QUARTER

	Second Quarter			Six Months Ended June 30, 2003
	2003	2002	% Change	2003	2002	% Change
COMPARABLE WYNDHAM BRANDED HOTELS (a)
Wyndham Hotels & Resorts
Average daily rate	$113.82	$120.93	-5.9%	$121.87	$129.71	-6.0%
Occupancy	73.3%	72.1%	1.2 ppt	71.3%	68.9%	3.5 ppt
RevPAR	$83.46	$87.19	-4.3%	$86.92	$89.39	-2.8%
Wyndham Luxury Resorts (b)
Average daily rate	$210.58	$222.20	-5.2%	$228.91	$243.29	-5.9%
Occupancy	53.2%	53.6%	-0.7 ppt	50.7%	50.9%	-0.3 ppt
RevPAR	$112.09	$119.05	-5.8%	$116.08	$123.75	-6.2%
Summerfield by Wyndham
Average daily rate	$92.70	$104.01	-10.9%	$91.88	$103.82	-11.5%
Occupancy	87.6%	82.0%	5.6 ppt	83.6%	78.6%	6.2 ppt
RevPAR	$81.20	$85.30	-4.8%	$76.77	$81.65	-6.0%
Wyndham Garden
Average daily rate	$87.42	$96.17	-9.1%	$87.38	$96.94	-9.9%
Occupancy	79.4%	76.0%	3.3 ppt	76.4%	71.3%	7.2 ppt
RevPAR	$69.37	$73.11	-5.1%	$66.73	$69.09	-3.4%

COMPARABLE OWNED & LEASED HOTELS
Proprietary Branded (c)
Average daily rate	$113.26	$121.59	-6.8%	$121.22	$129.67	-6.5%
Occupancy	76.7%	74.4%	2.2 ppt	74.0%	70.7%	4.7 ppt
RevPAR	$86.82	$90.50	-4.1%	$89.67	$91.61	-2.1%
Non-Proprietary Branded (d)
Average daily rate	$88.25	$92.68	-4.8%	$88.92	$94.24	-5.6%
Occupancy	60.0%	63.1%	-3.1 ppt	58.8%	60.5%	-2.9 ppt
RevPAR	$52.95	$58.50	-9.5%	$52.25	$57.03	-8.4%
Total Portfolio
Average daily rate	$106.40	$113.19	-6.0%	$112.28	$119.31	-5.9%
Occupancy	71.2%	70.7%	0.5 ppt	69.0%	67.4%	2.5 ppt
RevPAR	$75.79	$80.08	-5.4%	$77.50	$80.36	-3.6%

NOTE:  All hotel statistics exclude assets sold to date.

(a)	Brand statistics are based on comparable owned, managed and leased hotels for respective periods.
(b)	Reflects results of the Boulders, Carmel Valley Ranch, the Lodge at Ventana Canyon, and Isla Navidad.
(c)	Reflects Wyndham Hotels & Resorts, Wyndham Luxury Resorts, Summerfield by Wyndham and Wyndham Garden Hotels that were branded as of Jan. 1, 2003.
(d)	Non-proprietary brand hotels owned by the Company as of Jan. 1, 2003.

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
Revenues:
Hotel revenues	$701,514	$7,576	A	$693,938	$744,921	$29,809	J	$715,112
Management fees and service fee income	8,850	66	B	8,784	9,043	907	K	8,136
Interest and other income	2,184	6	C	2,178	3,975	409	C	3,566

Total revenues	712,548	7,648		704,900	757,939	31,125		726,814

Expenses:
Hotel expenses	532,655	5,369	D	527,286	543,884	23,647	L	520,237
General and administrative costs	25,294	—		25,294	30,191	—		30,191
Interest expense	92,898	—		92,898	112,687	713	M	111,974

Total operating costs and expenses	650,847	5,369		645,478	686,762	24,360		662,402

Revenues net of direct expenses	61,701	2,279		59,422	71,177	6,765		64,412

Adjustments:
Bond offering costs	—	—		—	4,504	—		4,504
Professional fees and other	2,437	—		2,437	3,787	—		3,787
Abandoned transaction costs	438	—		438	1,524	—		1,524
Loss on derivative instruments	19,093	—		19,093	33,044	—		33,044
Loss on sale of assets	4,937	—		4,937	3,611	—		3,611
Impairment of assets	6,133	4,093	E	2,040	162	—		162
Write-off of leasehold costs	522	—		522	992	—		992

Total adjustments	33,560	4,093		29,467	47,624	—		47,624

Depreciation and amortization	107,148	—		107,148	113,084	—		113,084
Equity in earnings from unconsolidated subsidiaries	(701)	—		(701)	(898)	(370)	N	(528)
Minority interest in consolidated subsidiaries	270	—		270	322	—		322

	106,717	—		106,717	112,508	(370)		112,878

Loss from continued operations before taxes	(78,576)	(1,814)		(76,762)	(88,955)	7,135		(96,090)
Income tax benefit	31,827	584	F	31,243	32,657	(2,473)	F	35,130

Loss from continued operations	(46,749)	(1,230)		(45,519)	(56,298)	4,662		(60,960)

Loss from discontinued operations, net of taxes and minority interest	(9,898)	(9,898)		—	(2,791)	(2,791)		—
Gain (loss) on sale of assets, net of taxes	2,827	2,827		—	(1,354)	(1,354)		—
HPT leasehold termination costs, net of taxes	(90,836)	(90,836)		—	—	—		—
Impairment of assets held for sale, net of taxes	(54,269)	(54,269)		—	—	—		—

Loss from discontinued operations, net of taxes and minority interest	(152,176)	(152,176)	G	—	(4,145)	(4,145)	G	—

Loss before accounting change, net of applicable taxes	(198,925)	(153,406)		(45,519)	(60,443)	517		(60,960)

Accounting change, net of applicable taxes	—	—		—	(324,102)	(324,102)	O	—

Net loss	$(198,925)	$(153,406)		$(45,519)	$(384,545)	$(323,585)		$(60,960)

EBITDA, as adjusted	$164,005	$8,571		$155,434	$226,280	$46,165		$180,115

(1)	The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

WYNDHAM INTERNATIONAL, INC.

EBITDA Reconciliation

(in thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2003 Actual	2003 Pro Forma Adjustments		2003 Comparable Pro Forma (1)	2002 Actual	2002 Pro Forma Adjustments		2002 Comparable Pro Forma (1)
EBITDA Reconciliation:

Net loss	$(198,925)	$(153,406)		$(45,519)	$(384,545)	$(323,585)		$(60,960)

Interest expense	92,898	—		92,898	112,687	713	M	111,974
Depreciation and amortization	107,148	—		107,148	113,084	—		113,084
Income tax benefit	(31,827)	(584)	F	(31,243)	(32,657)	2,473	F	(35,130)
Accounting change, net of applicable taxes	—	—		—	324,102	324,102	O	—

EBITDA	(30,706)	(153,990)		123,284	132,671	3,703		128,968

Interest, depreciation and amortization from equity interest in unconsolidated subsidiaries	2,571	(63)	H	2,634	2,261	56	H	2,205
Interest, depreciation and amortization attributable to minority interests	(1,265)	(791)	I	(474)	(3,740)	(3,256)	I	(484)
Bond offering cost	—	—		—	4,504	—		4,504
Professional fees and other	2,433	—		2,433	3,787	—		3,787
Abandoned transaction costs	—	—		—	1,524	—		1,524
Amortization of unearned compensation	965	—		965	1,802	—		1,802
Loss on derivative instruments	19,093	—		19,093	33,044	—		33,044
Loss on sale of assets	4,937	—		4,937	3,611	—		3,611
Impairment of assets	6,133	4,093	E	2,040	162	—		162
Write-off of leasehold costs	522	—		522	992	—		992
Discontinued operations adjustments	159,322	159,322	G	—	45,662	45,662	G	—

EBITDA, as adjusted	$164,005	$8,571		$155,434	$226,280	$46,165		$180,115

Per Share Calculations:

Loss from continued operations	$(46,749)			$(45,519)	$(56,298)			$(60,960)
Loss from discontinued operations, net of taxes and minority interest	(152,176)			—	(4,145)			—
Accounting change, net of applicable taxes	—			—	(324,102)			—

Net loss	$(198,925)			$(45,519)	$(384,545)			$(60,960)
Adjustment for preferred stock	(76,308)			(76,308)	(70,580)			(70,580)

Net loss attributable to common shareholders	$(275,233)			$(121,827)	$(455,125)			$(131,540)

Basic and diluted loss per common share:
Loss from continued operations	$(0.73)			$(0.72)	$(0.76)			$(0.78)
Loss from discontinued operations, net of taxes and minority interest	(0.91)			—	(0.02)			—
Accounting change, net of applicable taxes	—			—	(1.93)			—

Net loss per common share	$(1.64)			$(0.72)	$(2.71)			$(0.78)

Basic and diluted weighted average common shares and share equivalents	168,042			168,042	167,898			167,898

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Year-To-Date June 30, 2003 and 2002

(Unaudited)

Notes to Pro Forma Adjustments:

A)	Reduction of hotel revenues associated with the sale of one hotel in April.

B)	Reduction of management fees due to the termination of two management contracts.

C)	Reduction of dividend income from a sold investment.

D)	Corresponding reduction of hotel expenses for hotels noted in (A) above.

E)	Removal of impairment charge related to Marriott Indian River.

F)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 40%.

G)	Removal of assets sold, HPT leases terminated and assets held for sale.

H)	Removal of equity investments sold.

I)	Removal of minority interest of hotel held for sale.

J)	Reduction of hotel revenues associated with the sale of five hotels.

K)	Reduction of management fees due to the termination of nine hotel management contracts.

L)	Corresponding reduction of hotel expenses for hotels noted in (J) above.

M)	Reduction of interest expenses associated with sold hotels.

N)	Removal of two equity investments.

O)	Removal of accounting change associated with the write-off of goodwill, according to FAS 142.

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Quarter Ended June 30,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
Revenues:
Hotel revenues	$341,099	$2,258	A	$338,841	$369,562	$15,145	G	$354,417
Management fees and service fee income	4,430	13	B	4,417	4,574	467	H	4,107
Interest and other income	928	—		928	1,870	—		1,870

Total revenues	346,457	2,271		344,186	376,006	15,612		360,394

Expenses:
Hotel expenses	265,080	1,573	C	263,507	274,274	11,808	I	262,466
General and administrative costs	12,701	—		12,701	15,151	—		15,151
Interest expense	49,801	—		49,801	54,401	358	J	54,043

Total operating costs and expenses	327,582	1,573		326,009	343,826	12,166		331,660

Revenues net of direct expenses	18,875	698		18,177	32,180	3,446		28,734

Adjustments:
Bond offering costs	—	—		—	4,504	—		4,504
Professional fees and other	153	—		153	2,048	—		2,048
Abandoned transaction costs	312	—		312	405	—		405
Loss on derivative instruments	7,425	—		7,425	34,378	—		34,378
Gain on sale of assets	—	—		—	(1,159)	—		(1,159)
Impairment of assets	2,040	—		2,040	—	—		—
Write-off of leasehold costs	522	—		522	(13)	—		(13)

Total adjustments	10,452	—		10,452	40,163	—		40,163

Depreciation and amortization	53,158	—		53,158	57,071	—		57,071
Equity in earnings from unconsolidated subsidiaries	(1,275)	—		(1,275)	(54)	151	K	(205)
Minority interest in consolidated subsidiaries	225	—		225	23	—		23

	52,108	—		52,108	57,040	151		56,889

Loss from continued operations before taxes	(43,685)	698		(44,383)	(65,023)	3,295		(68,318)
Income tax benefit	16,273	(352)	D	16,625	23,952	(1,215)	D	25,167

Loss from continued operations	(27,412)	346		(27,758)	(41,071)	2,080		(43,151)

Income (loss) from discontinued operations, net of taxes and minority interest	(1,364)	(1,364)		—	1,060	1,060		—
Gain (loss) on sale of assets, net of taxes	2,827	2,827		—	(1,354)	(1,354)		—
HPT leasehold termination costs, net of taxes	(28,261)	(28,261)		—	—	—		—
Impairment of assets held for sale, net of taxes	(37,303)	(37,303)		—	—	—		—

Loss from discontinued operations, net of taxes and minority interest	(64,101)	(64,101)	E	—	(294)	(294)	E	—

Net loss	$(91,513)	$(63,755)		$(27,758)	$(41,365)	$1,786		$(43,151)

EBITDA, as adjusted	$76,060	$6,046		$70,014	$111,961	$27,198		$84,763

(1)	The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

WYNDHAM INTERNATIONAL, INC.

EBITDA Reconcilation

(in thousands, except per share data)

(Unaudited)

	Quarter Ended June 30,
	2003 Actual	2003 Pro Forma Adjustments		2003 Comparable Pro Forma (1)	2002 Actual	2002 Pro Forma Adjustments		2002 Comparable Pro Forma (1)
EBITDA Reconciliation:

Net loss	$(91,513)	$(63,755)		$(27,758)	$(41,365)	1,786		$(43,151)

Interest expense	49,801	—		49,801	54,401	358	J	54,043
Depreciation and amortization	53,158	—		53,158	57,071	—		57,071
Income tax benefit	(16,273)	352	D	(16,625)	(23,952)	1,215	D	(25,167)

EBITDA	(4,827)	(63,403)		58,576	46,155	3,359		42,796

Interest, depreciation and amortization from equity interest in unconsolidated subsidiaries	1,058	—		1,058	1,448	176	L	1,272
Interest, depreciation and amortization attributable to minority interests	(608)	(437)	F	(171)	(1,910)	(1,527)	F	(383)
Bond offering cost	—	—		—	4,504	—		4,504
Professional fees and other	150	—		150	2,048	—		2,048
Abandoned transaction costs	—	—		—	405	—		405
Amortization of unearned compensation	414	—		414	915	—		915
Loss on derivative instruments	7,425	—		7,425	34,378	—		34,378
Gain on sale of assets	—	—		—	(1,159)	—		(1,159)
Impairment of assets	2,040	—		2,040	—	—		—
Write-off of leasehold costs	522	—		522	(13)	—		(13)
Discontinued operations adjustments	69,886	69,886	E	—	25,190	25,190	E	—

EBITDA, as adjusted	$76,060	6,046		$70,014	$111,961	$27,198		$84,763

Per Share Calculations:

Loss from continued operations	$(27,412)			$(27,758)	$(41,071)			$(43,151)
Loss from discontinued operations, net of taxes and minority interest	(64,101)			—	(294)			—

Net loss	$(91,513)			$(27,758)	$(41,365)			$(43,151)
Adjustment for preferred stock	(38,509)			(38,509)	(35,500)			(35,500)

Net loss attributable to common shareholders	$(130,022)			$(66,267)	$(76,865)			$(78,651)

Basic and diluted loss per common share:
Loss from continued operations	$(0.39)			$(0.39)	$(0.46)			$(0.47)
Loss from discontinued operations, net of taxes and minority interest	(0.38)			—	—			—

Net loss per common share	$(0.77)			$(0.39)	$(0.46)			$(0.47)

Basic and diluted weighted average common shares and share equivalents	168,042			168,042	167,898			167,898

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Quarters Ended June 30, 2003 and 2002

(Unaudited)

Notes to Pro Forma Adjustments:

A)	Reduction of hotel revenues associated with the sale of one hotel in April.

B)	Reduction of management fees due to the termination of two management contracts.

C)	Corresponding reduction of hotel expenses for hotel noted in (A) above.

D)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 40%.

E)	Removal of assets sold, HPT leases terminated and assets held for sale.

F)	Removal of minority interest of hotels held for sale.

G)	Reduction of hotel revenues associated with the sale of five hotels.

H)	Reduction of management fees due to the termination of nine hotel management contracts.

I)	Corresponding reduction of hotel expenses for hotels noted in (G) above.

J)	Reduction of interest expenses associated with sold hotels.

K)	Removal of two equity investments.

L)	Removal of equity investments sold.